As filed with the Securities and Exchange            Registration No. 333-______
  Commission July 19, 2001
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CLEAR CAPITAL HOLDINGS, INC.
              (Exact name of small business issuer in its charter)

           Utah                     1400                       87-0675340
(State or jurisdiction    (Primary Standard Industrial       (IRS Employer
of incorporation or        Classification Code Number)     Identification No.)
organization)
                               7665 South 700 West
                           Salt Lake City, Utah 84047
                                  801-208-5050
          (Address and telephone number of principal executive offices)

                                  LANCE HEATON
                                    PRESIDENT
                          CLEAR CAPITAL HOLDINGS, INC.
                               7665 South 700 West
                           Salt Lake City, Utah 84047
                                  801-208-5050
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             KEVIN R. PINEGAR, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                             DURHAM JONES & PINEGAR
                          111 East Broadway, Suite 900
                            Salt Lake City, UT 84111
              Telephone: (801) 415-3000; Facsimile: (801) 415-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE

    Title of each class of       Dollar amount to       Proposed maximum             Proposed maximum            Amount of
 securities to be registered      be registered     offering price per share(1)   aggregate offering price   registration fee


         Common Stock             $5,000,000.00                 $1.00                 $5,000,000.00            $1,250.00

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.


The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Table of Contents

                  Topic                                                   Page

Summary                                                                     2
Risk Factors                                                                3
Special Note Regarding Forward-Looking Statements                           7
Use of Proceeds                                                             8
Dividend Policy                                                             8
Dilution                                                                    9
Capitalization                                                             10
Determination of Offering Price                                            11
Management's Plan of Operation                                             12
Management                                                                 16
Certain Relationships and Related Transactions                             18
Principal Shareholders                                                     19
Selling Shareholders                                                       20
Description of Securities                                                  21
Plan of Distribution                                                       23
Legal Matters                                                              24
Experts                                                                    25
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities                                          25
Where You Can Find Additional Information                                  26
Index to Financial Statements                                              27
Financial Statements                                                      F-1

PROSPECTUS





                          CLEAR CAPITAL HOLDINGS, INC.

                                  COMMON STOCK


         Clear Capital Holdings, Inc., is offering up to 4,000,000 shares of our common stock at a price of $1.00 per share. We may offer the shares for cash from time to time from the date of this prospectus until the termination of the offering. This prospectus also covers the offer and sale of 1,000,000 shares of common stock by selling shareholders. We will not receive any proceeds from the sale of the shares by selling shareholders, who may offer the shares for cash from time to time from the date of this prospectus until the termination of the offering at a price of $1.00 per share. The selling shareholders and any broker-dealers that may participate with them in the offer and sale of the shares under this prospectus may be deemed to be underwriters.


         No public market exists for our shares at this time and this offering does not necessarily create a public market for our shares.


         See "Risk Factors" beginning on page 3 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


         Clear Capital is offering the shares on a "best efforts, no minimum" basis by our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors if they assist in the sale of the shares. In a "best efforts, no minimum offering," we do not need to reach a specific level of subscriptions before the proceeds are available to us. The proceeds from any sale of shares by Clear Capital will be immediately available to us. There will be no escrow of funds. We intend to keep the offering open until April 30, 2002. However if we have not sold all of the shares by that date, we may extend the offering period in our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended. We may accept or reject any subscription in whole or in part. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date.


                                              Underwriting
                              Price to        Discounts and           Proceeds to      Proceeds to Selling
                               Public         Commissions (1)         Company (2)        Shareholders (3)


          Per Share           $     1.00           $0.00              $     1.00            $     1.00

             Total            $4,000,000           $0.00              $4,000,000            $1,000,000

(1) We have not engaged a selling agent or underwriter, but we may do so in the future. See "Plan of Distribution."

(2) Assumes the sale of all 4,000,000 shares offered by Clear Capital under this prospectus before deducting expenses including professional fees, printing costs, and filing fees related to the offering payable by us estimated at $120,000.

(3) Assumes the sale of all 1,000,000 shares offered by the selling shareholders.



                  The date of this prospectus is July __, 2001.

                               PROSPECTUS SUMMARY


         This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 3 and the financial statements and notes to financial statements, before investing in our common stock.


About Our Company


         We were incorporated in May 2001 as a wholly owned subsidiary of The Murdock Group Holding Corporation (The Murdock Group). Our business plan is to acquire, own and operate diverse businesses and income-producing properties. Since incorporation, we have entered into an agreement to purchase all of the outstanding common stock and operating business of Larson Limestone Company, Inc., doing business as Pelican Point Rock Products, Inc. (Pelican Point). We expect to use the proceeds of this offering to complete that acquisition.


         Our principal executive offices are located at 7665 South 700 West, Salt Lake City, Utah 84047. Our telephone number is (801) 208-5050.


Selling Shareholders


         The selling shareholders are shareholders who invested in our company in a private placement of common stock concluded July 5, 2001. The names and addresses of the selling shareholders, together with information concerning their ownership of our securities before and after the offering, are included on page 21 of this prospectus under the heading "Selling Shareholders."


About Our Offering


         We are offering up to 4,000,000 shares of common stock at a price of $1.00 per share. As of the date of this prospectus we had approximately 8,197,416 shares of common stock issued and outstanding. The Murdock Group owns 7,197,416 of our outstanding shares. If we were to sell all of the shares offered by us in this offering, there would be approximately 12,197,416 shares of common stock outstanding after the offering. There is no underwriter of this offering. We will offer the shares on a best efforts, no minimum basis. This means that we may sell as many or as few shares as we determine and we may terminate the offering at any time before we have sold all 4,000,000 shares. We will not escrow any of the proceeds we receive from this offering. There is no minimum offering and the proceeds from any subscription accepted by Clear Capital will be immediately available to us. We may reject any subscription in whole or in part. If we reject a subscription we will return the investor's check or other funds without deduction and without the payment of any interest.


Securities offered by Clear Capital            4,000,000 shares of common stock


Common stock to be outstanding after the       12,197,416 shares of common stock
offering

Estimated maximum gross proceeds to Clear      $4,000,000
Capital

Useof Proceeds                                 We expect to use the net proceeds
                                               of this offering to complete our
                                               purchase of all of the
                                               outstanding  capital stock and
                                               operating business and assets of
                                               Pelican Point, to repay short-
                                               term debt and for operational
                                               needs, including the expansion of
                                               our marketing and  sales
                                               capabilities and for working
                                               capital and general corporate
                                               needs.


Securities offered by selling shareholders     1,000,000 shares of common stock;
                                               a selling shareholder must
                                               deliver a copy of this prospectus
                                               to persons who buy shares from
                                               the selling  shareholder. A
                                               selling shareholder will retain
                                               all of the proceeds of his or
                                               her sales. We are paying the
                                               costs of registering the
                                               shares.


Estimated maximum gross proceeds to selling
shareholders                                   $1,000,000

                                  RISK FACTORS


         Investing in our stock is very risky, and you should be able to bear a complete loss of your investment. You should consider all of the following risks associated with our business and an investment in our shares before you invest. You should also consider consulting with your attorney and professional advisors if you have questions about any of these risks or any of the other information contained in this prospectus.


Risks Related to Our Business


This offering is a self-underwritten offering, and therefore there is no guarantee that we will sell all or any part of the shares offered by Clear Capital in this offering. If we cannot raise sufficient capital to implement our business plan, we will be forced to scale back our operations.


         We are a newly formed enterprise. Our parent, The Murdock Group, has capitalized our business with the assignment of assets and business opportunities. To date, we have relied primarily on the proceeds of a private placement of our common stock to fund our operations. Our future capital requirements will depend on many factors, including our ability to generate cash flows from operations from new acquisitions. Therefore, we may require additional funding beyond the proceeds of this offering. Although we currently have no specific plans or arrangements for financing other than this offering and our existing bank line, we expect that we may attempt to raise additional funds subsequent to this offering through private placements, public offerings, or other financings. Sources of debt financing may result in higher interest expense and adversely affect profitability. Any financing, if available, may be on terms unfavorable to us. If we cannot raise adequate funds, we may be required to reduce or cease operations.


The audited financial statements that accompany this report have been prepared on the assumption that we will continue as a going concern. If we fail to continue in business, you could lose your investment in the company.


         Our independent public accountants have issued their report dated July 13, 2001, that includes an explanatory paragraph stating that our lack of capital and status as a startup with relatively little operating history raise substantial doubt about our ability to continue as a going concern. If we are not successful in completing acquisitions of profitable businesses or obtaining additional financing through this offering or otherwise, we may be required to scale back or discontinue operations, in which case our investors could lose all or substantially all of their investment.


Our inability to effectively manage acquired businesses with diverse interests and operations may increase the cost of doing business or result in inefficiencies that would reduce cash available for growth and prevent us from becoming profitable.


          To execute our business plan, we must grow by acquiring operating businesses and income-producing properties and assets. Wherever possible we expect to retain prior management of these enterprises and assets during a transition period and to tie at least part of the purchase consideration to successful operations following the acquisition. This growth will place a significant strain on our personnel, management systems, and resources. We expect that the number of our employees, including management-level employees, will continue to increase for the foreseeable future, and that we may need additional office space and expanded technology infrastructure. Failure to manage acquisitions and growth effectively will materially adversely affect our business, results of operations, and financial condition.


If we are unable to achieve anticipated benefits from acquisitions, joint ventures and strategic investments, our business could be adversely affected.


         We intend to pursue our new business plan and to expand our operations by acquiring other businesses or products. We recently entered into a letter of intent to acquire Pelican Point and its business, and we expect to use a portion of the proceeds from the offering to complete this acquisition and to pursue other acquisitions, joint ventures and strategic alliances or similar business arrangements and transactions. The anticipated benefits from these and future acquisitions, joint ventures and strategic investments may not be achieved. For example, when we acquire a company, we cannot be certain that customers of the acquired business will continue to do business with us or that employees of the acquired business will continue their employment or become well integrated into our operations and culture. The identification, consummation and integration of acquisitions, joint ventures and strategic investments require substantial attention from management. The diversion of the attention of management relating to these activities, as well as any difficulties encountered in the integration process, could have an adverse impact on our business, financial condition and results of operations.

Because of our limited capital resources at this time, there is no assurance that we will complete the Pelican Point acquisition or that we will acquire additional businesses in the future. If we fail to complete the Pelican Point acquisition we will have no ongoing business operations at this time. If we complete Pelican Point, but fail to acquire future operations, we would be dependent in the future upon a single business.


         As a result of the limited resources of the company, we may be able to effect only a single acquisition in the foreseeable future, particularly if less than all of the shares offered hereby are sold in this offering. If that were to happen, the prospects for our success would be entirely dependent upon the future performance of a single business. Unlike entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.


Our success in operating acquired businesses depends upon our evaluation and use of the target's management resources and the business operations of the target. If we were to incorrectly evaluate these factors, we might not successfully integrate or operate the target following the acquisition, or the target's business may not be as originally expected, which would adversely affect our revenues and our profitability and possibly result in the diminution of value or complete loss of our investment in the target.


         The role of the target's management following a business combination cannot be stated with any certainty. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, there can be no assurance that our assessment of management will prove to be correct.


         In evaluating a prospective target business, management will consider several factors, including the following:

o experience and skill of management and availability of additional personnel of the target business;

o        costs associated with effecting the business combination;

o        equity interest retained by our shareholders in the merged entity;

o        growth potential of the target business;

o        capital requirements of the target business;

o        capital available to the target business;

o        competitive position of the target business;

o        stage of development of the target business;

o degree of current or potential market acceptance of the target business, products or services;

o proprietary features and degree of intellectual property or other protection of the target business;

o        the financial statements of the target business; and

o        the regulatory environment in which the target business operates.


         The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management. In connection with its evaluation of a prospective target business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.

         We anticipate that prospective target businesses will be brought to our attention from sources including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, including, possibly, executive officers and affiliates of the respective target businesses. As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our company, the target business and our respective shareholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our respective shareholders.


As a public company our ability to acquire businesses will be subject to restrictions that may increase the expense of acquisition or that may limit the opportunities for acquisition of some targets. If our business activity results in the company becoming classified as an investment company, we would become subject to costly and restrictive registration and additional regulations limiting our acquisition activity.


         We may acquire a company or business by purchasing, trading or selling the securities of that company or business. However, we do not intend to engage primarily in the purchase, trading and sale of securities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated under that act. Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading investment securities, which are defined as all securities other than government securities or securities of majority-owned subsidiaries, the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner that will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company.


         We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of resisting classification as an investment company, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.


         As a result of filing the registration statement of which this prospectus forms a part, we became subject to reporting requirements under the Exchange Act. In the event we no longer would be required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file reports under the Exchange Act. Under sections 13 and 15(d) of the Exchange Act, if significant acquisitions take place, we will be required to furnish information including audited financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In addition, the requirement that audited financials be provided for these companies will increase the transaction costs and expense of acquisitions if those statements are not readily available.


         Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective acquisition company or merger partner under the laws of the state of organization of the prospective acquisition company. This may prove to be deterrent to a particular combination.

Risks Associated with this Offering.


We are offering and selling the shares without an underwriter and without a commitment for their purchase or for other sources of financing. There is no assurance that we will raise a sufficient amount of cash in this offering to carry out our business plan and there is no requirement that we return any monies raised in this offering to investors should we fail to be successful.


         The shares are offered on a "self underwritten" basis. There is no underwriter and no firm commitment from anyone to purchase all or any of the shares. No assurance can be given that all or any of the shares will be sold. We may close the offering after raising an amount that is less than the total amount of the offering. We will have immediate access to the proceeds from our sale of the shares after closing. In addition, we will use these proceeds to repay debt, meet our ongoing sales, marketing, and product development costs. If you purchase shares, you will do so without any assurance that we will raise enough money to satisfy our planned use of proceeds as outlined in this prospectus in the section "Use of Proceeds." If we are not able to successfully sell the shares, we will be required to seek capital to expand operations from other sources. If we cannot raise needed capital through the sale of the shares or from other sources, we may be required to reduce or limit our business activity.


We have determined the offering price for the shares at our sole discretion, which means you may be paying more than the fair market value for your investment in the company.


         We have determined the offering price at our sole discretion. The price at which we expect to offer the shares exceeds their book value. Since an underwriter has not been retained to offer the securities, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship to our assets, earnings, book value, or any other objective standard of value. Therefore, you may be unable to recoup your investment if the value of our securities does not materially increase.


A significant number of our shares are owned by a single entity.


         Assuming we successfully complete the offering, our parent, The Murdock Group, will continue to beneficially own approximately 60% of our outstanding common stock. As a result, The Murdock Group, and the persons controlling The Murdock Group, which include our directors who are also the directors of The Murdock Group, will have the ability, acting as a group, to effectively control our affairs and business, including the election of our directors and approval or preclusion of fundamental corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control or making other transactions more difficult or impossible without their support. See "Principal Shareholders" and "Management."


Our relationship with our majority shareholder presents potential conflicts of interest, which may result in decisions that favor it over our other shareholders.


         Our principal shareholder, The Murdock Group, provides management and financial services and assistance to the company. Substantially all of our financing since inception has come from The Murdock Group or from entities or individuals affiliated with The Murdock Group, including our board of directors, a majority of whom also serve as directors of The Murdock Group. When the investment and business interests of The Murdock Group diverge from our interests, The Murdock Group may exercise its influence in its own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and our majority shareholder and its affiliated entities. There is no mechanism in place to resolve these conflicts of interest. Due to the extensive relationships between this shareholder and us, we may make decisions that potentially favor The Murdock Group or its affiliates at our expense. Furthermore, Utah law may prohibit you from successfully challenging these decisions, if the decision received the affirmative vote of a majority, but not less than two, of our disinterested directors who received full disclosure of the existence and nature of the conflict. See "Certain Relationships and Related Transactions."


Your investment in the shares will be illiquid, and there is no assurance that you will receive a return on your investment.


         There is no market for our securities, and none is expected to develop in the foreseeable future. You should be prepared to bear the economic risk of your investment for an indefinite period. Our cash flows from operations are not sufficient to pay our operating expenses. We rely on outside financing, including the proceeds from the sale of our stock and the proceeds of the offering to provide necessary working capital. You should be able to withstand a total loss of your investment.


We intend to apply to have our common stock included in the over-the-counter
(OTC) Bulletin Board. If a market does develop for our common stock, it will be considered a penny stock. Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.


         There is no market for our common stock and there is no assurance that the successful sale of the shares in this offering will result in a market for our common stock. We will seek to have our common stock included in the OTC Bulletin Board. Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are also more difficult to obtain. If a market does develop for our common stock, it will be subject to special regulations governing the sale of penny stock.


         A "penny stock," is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

        o the equity security is listed on Nasdaq or a national securities exchange;

        o the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $2,000,000, or (b) average annual revenue of at least $6,000,000; or

        o the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.


         If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.


         Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.


         You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS


         We estimate that the net proceeds from the sale of all of the shares we are offering will be approximately $3,880,000 after deducting estimated expenses related to the offering, including legal and accounting fees, filing fees, and printing expenses. We intend to use the net proceeds from this offering to complete the purchase of Pelican Point Rock Products, and for working capital and other general corporate purposes. This represents our best estimate of the allocation of the net proceeds of this offering based on our planned use of funds for our operations and current objectives. We may reallocate funds from time to time if we believe a reallocation to be in our best interest for uses that may or may not have been anticipated at this time.


         We may also use a portion of the net proceeds to acquire additional products and technologies, to lease additional facilities, or to establish joint ventures that we believe will complement our business. We do not have more specific plans for the net proceeds from this offering. Although we are currently engaged in negotiations for acquisitions, there is no assurance that we will be successful in negotiating a definitive agreement with any of these candidates. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. We will retain broad discretion in the allocation of the net proceeds of this offering.


         We cannot guarantee that we will sell any or all of the shares. The following chart summarizes the proposed use of the proceeds of this offering assuming proceeds of (A) $500,000, (B) $2,000,000 and (C) $4,000,000.

                                                                        (A)              (B)             (C)

                    Description of Use of Proceeds

      Purchase of Pelican Point                                           $350,000      $1,250,000     $2,000,000
      Working capital and general administrative expenses (1)               30,000         630,000      1,880,000
      Payment of offering expenses (2)                                     120,000         120,000        120,000
                                                                          --------      ----------     ----------
      Total use of proceeds                                               $500,000      $2,000,000     $4,000,000


     (1) Includes mortgage payments on office building, salaries and other general and administrative expense.


     (2) Expenses of the offering are not expected to exceed $120,000 and include professional (legal and accounting) fees, filing fees, printing costs and other expenses associated with the offer and sale of the shares.


         Pending the uses described above, we will invest the net proceeds of this offering in short-term interest bearing accounts or investment-grade securities. Our investment of the proceeds may not yield a favorable return. We believe that our available cash and net proceeds of this offering, assuming full subscription, will be sufficient to meet our capital requirements for at least the next 12 months.





                                 DIVIDEND POLICY


         We have never paid cash dividends on our capital stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors.

                                    DILUTION


         If you purchase shares in this offering, you will experience immediate and substantial dilution in your investment. "Dilution" is the reduction in the value of a purchaser's investment and represents the difference between the price paid for the shares and the "net tangible book value" per share of the common stock acquired in the offering, assuming the immediate conversion of the shares into common stock. Net tangible book value per share represents the book value of our tangible assets less the amount of our liabilities, divided by the number of shares of common stock outstanding.


         At May 31, 2001, there were 5,050,000 shares of common stock issued and outstanding. Without taking into account any changes in our net tangible book value after that date other than to give effect to the estimated net cash proceeds of $3,880,000 from the sale of the shares (assuming all of the shares offered hereby are sold and after deducting estimated expenses of the offering that total approximately $120,000), and assuming an offering price of $1.00 per share, the amount of increase in net tangible book value as of that date attributable to the sale of shares offered hereby would have been $0.43 per share, representing an immediate dilution to investors in this offering of $0.57 per share and an immediate increase of $0.57 per share to present shareholders.


         The following table illustrates the per share dilution if we sell all 4,000,000 shares at a price of $1.00 per share, less offering expenses of $120,000.

          Minimum offering price per share offered by Clear Capital hereby                               $1.00
          Net tangible book value per share at May 31, 2001                                 $0.00
          Pro forma net tangible book value per share after the offering                    $0.43
          Pro forma increase in net tangible book value per share attributable to
          investors in this offering                                                        $0.43
          Pro forma dilution per share to investors in the offering                                      $0.57

         The following table illustrates the per share dilution if we sell less than all of the shares, for illustration only, assuming the sale of 2,000,000 shares at a price of $1.00 per share, less the offering expenses of $120,000.

          Minimum offering price per share offered by Clear Capital hereby                               $1.00
          Net tangible book value per share at May 31, 2001                                 $0.00
          Pro forma net tangible book value per share after the offering                    $0.27
          Pro forma increase in net tangible book value per share attributable to
          investors in this offering                                                        $0.27
          Pro forma dilution per share to investors in the offering                                      $0.73

         The following table illustrates the per share dilution if we sell a nominal number of shares (500,000) at a price of $1.00 per share, less offering expenses of $120,000.

          Minimum offering price per share offered by Clear Capital hereby                               $1.00
          Net tangible book value per share at May 31, 2001                                 $0.00
          Pro forma net tangible book value per share after the offering                    $0.07
          Pro forma increase in net tangible book value per share attributable to
          investors in this offering                                                        $0.07
          Pro forma dilution per share to investors in the offering                                      $0.93

         The following table summarizes the investments of all existing shareholders and new investors after giving effect to shares issued subsequent to May 31, 2001 in connection with the acquisition of Pelican Point and the sale of the shares offered hereby:

                                      Shares Purchased                  Total Consideration       Average Price
                                   Number         Percent               Amount     Percent          Per Share
                                   ------         -------               ------     -----           ---------
Existing shareholders               8,197,416       67%               $2,548,062       39%            $0.31
New investors (1)                   4,000,000       33%               $4,000,000       61%            $1.00
                                   ----------     -------             ----------   -------           ------
Totals                             12,197,416      100%               $6,548,062      100%            $0.54
                                   ==========                         ==========                     ======

------------------------------

     (1) Assumes the sale of all 4,000,000 shares offered by Clear Capital under this prospectus. The dilutive effect of the offering would be different if we are unsuccessful in selling all of the shares. For example, if we were to sell only (A) a nominal number of shares in this offering, or
         (B) half of the shares offered by this prospectus, the investment by the new investors and existing shareholders would be as follows:

                                      Shares Purchased              Total Consideration          Average Price
                                   Number         Percent           Amount         Percent         Per Share
                                   ------         -------           ------         -------       -----------
(A)
Existing shareholders               8,197,416      94.3%            $2,548,062       84%            $0.31
New investors                         500,000       5.7%            $  500,000       16%            $1.00
                                   -----------    -------           ----------      ------          ------
Total                               8,697,416       100%            $3,048,062      100%            $0.35
                                   ===========                      ==========                      ======
(B)
Existing shareholders               8,197,416        80%            $2,548,062       56%            $0.31
New investors                       2,000,000        20%            $2,000,000       44%            $1.00
                                   ----------     -------           ----------      ------          ------
Total                              10,197,416       100%            $4,548,062      100%            $0.45
                                   ==========                       ==========                      ======



                                 CAPITALIZATION


         We are authorized to issue 300,000,000 shares of common stock with $0.001 par value per share and 50,000,000 shares of preferred stock with par value of $0.001 per share. At May 31, 2001, we had issued 5,050,000 shares of common stock. A total of 2,000,000 shares of common stock are reserved for issuance upon the exercise of options granted under our stock option plan to employees, officers and directors. We have not issued any preferred shares.


         The following table sets forth our total capitalization as of May 31, 2001. The chart does not include the following:


         o 2,000,000 shares of common stock issuable upon exercise of options granted in May and July 2001 under our stock option plan to our officers and directors at an exercise price of $0.20 per share.


         o 1,500,000 shares of common stock reserved for issuance pursuant to future grants under our stock option plan.

         o    Shares issued in the Pelican Point acquisition.

         o    Shares sold in this offering


         The information below is qualified in its entirety by, and should be read in conjunction with, our Management's Discussion and Analysis or Plan of Operation and the financial statements appearing at the end of this prospectus.

                                                                    May 31, 2001
     Shareholders' equity:
        Common Stock, par value $0.001, 300,000,000 shares
           authorized, 5,050,000 issued and outstanding              $   5,050
        Additional paid-in capital                                     704,950
        Deficit accumulated during development stage                    (8,900)
        Subscription receivable                                       (700,000)
           Total shareholder's equity                                $   1,100



                         DETERMINATION OF OFFERING PRICE


         There is no established market for our common stock, and this offering will not necessarily result in a market for our securities. Our management has arbitrarily determined the offering price of the shares offered hereby. The offering price bears no relationship to our assets, book value, net worth, or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered factors such as the prospects for our products, our management's previous experience, our historical and anticipated results of operations, and our present financial resources.

                         MANAGEMENT'S PLAN OF OPERATION


Plan of Operations


         Our general business plan is to acquire, own, and operate business entities and income-producing assets. We have identified and are in the process of finalizing the acquisition of Pelican Point Rock Products. The business of Pelican Point is described in greater detail under the heading "Acquisition of Pelican Point." Aside from the negotiation of the acquisition of Pelican Point, our remaining business efforts have been limited to organizational activities, including a private placement of our common stock to a limited number of accredited investors and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares offered hereby. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings, or a combination of those sources in effecting one or more acquisitions of target businesses which we believe have significant growth potential.


Acquisition of Pelican Point


         Our initial acquisition was the purchase of Pelican Point. Pelican Point owns and operates a limestone and rock quarry extraction and processing quarry in Lehi, Utah, and sells granite, limestone and other aggregates products for use in all sectors of the public infrastructure, industrial, commercial and residential construction industries. Pelican Point's aggregates business is concentrated principally in central and northern Utah. Aggregates products are sold and shipped primarily by truck from the company's quarry located just west of Utah Lake, to the most populous regions of the state. Pelican Point markets its products primarily to the construction industry, with approximately 25% of its shipments made to contractors in connection with highway and other public infrastructure projects and the balance of its shipments made primarily to contractors in connection with commercial and residential construction projects. As a result of dependence upon the construction industry, the profitability of aggregates producers is sensitive to national, regional and local economic conditions, and particularly to cyclical swings in construction spending, which is affected by fluctuations in interest rates, and demographic and population shifts and to changes in the level of infrastructure spending funded by the public sector.


         Pelican Point's aggregates business is also highly seasonal, due primarily to the effect of weather conditions on construction activity within its markets. Because of its location, the Pelican Point aggregates operations have exposure to weather-related risk during the winter months. Utah, particularly central and northern Utah, generally experience moderate to severe winter weather conditions. Due to these factors, Pelican Point's second and third quarters are generally the strongest, with the first quarter generally reflecting the weakest results, which are not necessarily indicative of Pelican Point's annual results.


         Aggregates can be found in abundant quantities throughout the United States, and there are many producers nationwide. However, as a general rule, shipments from an individual quarry are limited because the cost of transporting processed aggregates to customers is high in relation to the value of the product itself. As a result, we believe that proximity of quarry facilities to customers is the most important factor in competition for aggregates business and helps explain the highly fragmented nature of the aggregates industry. Pelican Point's distribution system mainly uses trucks, with many contractor customers hauling their own product purchases or contracting with independent trucking companies to transport product.


         Historically, Pelican Point has focused on the production of aggregates, such as landscape rocks, road base, drain rock and ground limestone rock powder and has not integrated vertically in a substantial manner into other construction materials businesses. We believe that opportunity exists, however, to branch into other products, including asphaltic concrete, paving construction and other businesses which establish vertical integration that complement Pelican Point's aggregates business. These products and services are not presently a significant component of Pelican Point's aggregates operations and there is no assurance that we will successfully expand into these additional product areas.


         Environmental and zoning regulations have made it increasingly difficult for the construction aggregates industry to expand existing quarries and to develop new quarry operations. Although it cannot be predicted what policies will be adopted in the future by federal, state and local governmental bodies regarding these matters, we anticipate that future restrictions will likely make zoning and permitting more difficult thereby potentially enhancing the value of the Pelican Point existing mineral reserves. The quarry is located in a rural area that is in close proximity to primary and secondary roads and to areas experiencing significant construction and growth in recent years.

         We believe the Pelican Point business raw materials, or mineral reserves, are sufficient to permit production at present operational levels for the foreseeable future. We do not anticipate any material difficulty in obtaining the raw materials that are used for production in this aggregates business.


         Pelican Point generally delivers aggregates products upon receipt of orders or requests from customers. Accordingly, there is no significant backlog information. Inventory of aggregates is generally maintained in sufficient quantities to meet rapid delivery requirements of customers.


Terms of the Purchase


         The total purchase price for Pelican Point is $7,000,000. Under the purchase agreements, this purchase price will be paid in part by allocating $4,750,000 to the purchase of the real property and structures located on that property. The remaining $2,250,000 of the purchase price will be allocated to the business and remaining assets of Pelican Point. The purchase price will be paid by (1) a cash payment of $100,000, which was paid at the time the agreement in principle was executed on June 1, 2001, (2) $2,900,000 on a seller-financed promissory note that is payable on or before July 30, 2001, (3) assumption of a note in the principal amount of $1,750,000 due December 31, 2003, and (4) $2,250,000 in shares of The Murdock Group common stock at a price of $0.035 per share (44,285,714 shares).


         To finance the cash portion of the purchase price in this transaction, we have obtained a commitment for equipment financing from GE Capital totaling $1,300,000 on a 52-month note at 7.9% interest per annum variable rate, adjustable annually, and secured by the equipment used in the Pelican Point operations. We are also negotiating a bank loan of approximately $2,000,000 to be secured by the real property at the Pelican Point operations, comprising approximately 488 acres. There is no assurance that we will obtain this bank loan. We intend to use a portion of the proceeds of this offering to satisfy the remaining cash payment obligations under the purchase agreements. In addition, we will have cash flows from the Pelican Point operations to service some of the debt incurred in connection with the transaction.


         Payments under the GE Capital note will be made according to an uneven structure, with the first payment due September 1, 2001 and the final payment due December 1, 2005. The schedule requires five payments of $45,000 principal and interest, three payments of interest only, nine consecutive principal and interest payments of $45,000 each, three payments of interest only, nine more payments of principal and interest of $45,000 each, three interest only payments, nine consecutive payments of principal and interest in the amount of $28,232 each, three interest only payments and eight consecutive payments of principal and interest in the amount of $28,232.


         We believe that the funds available from the GE Capital note, the bank loan, and this offering, as well as cash flows from operations of Pelican Point will be sufficient to satisfy our obligations under the purchase agreements and to operate the acquired business.


Customers


         The largest customers of Pelican Point are Kennecott Utah Copper Corporation and Bratt Landscaping, which accounted for approximately 15% and 5% of Pelican Point's revenues, respectively, in 2000. No material part of the business of Pelican Point is dependent upon a single customer or upon a few customers, the loss of any one of which would have a material adverse effect on the segment. Pelican Point's products are sold principally to commercial customers in private industry. Although large amounts of construction materials are used in public works projects, relatively insignificant sales are made directly to federal, state, county or municipal governments, or agencies thereof.


Competition


         Because of the impact of transportation costs on the aggregates business, competition tends to be limited to producers in proximity to Pelican Point's production facilities. Local competitors include Valley Asphalt, Geneva Rock, and Staker Paving, aggregates products producers with operations located within a 25-mile radius of the Pelican Point quarry. Competition is based primarily on quarry location and price, but quality of aggregates and level of customer service are also factors.


         We believe that there are over 4,000 companies in the United States that produce aggregates and that the largest five producers account for approximately 27% of the total market. Pelican Point competes with a number of other large and small producers in Utah. We believe that the quality of the aggregates products and the reserves available to Pelican Point enhance its ability to compete in its market areas. However, we believe that the local competitors identified above have greater financial resources than Pelican Point or the company.


Environmental Regulations


         Pelican Point's operations are subject to and affected by federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. Some of its operations may from time to time involve the use of substances that are classified as toxic or hazardous substances within the meaning of these laws and regulations. Environmental operating permits are, or may be, required for Pelican Point's operations and those permits are subject to modification, renewal and revocation. Pelican Point regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of Pelican Point's business, as it is with other companies engaged in similar businesses, and there can be no assurance that environmental liabilities will not have a material adverse effect on Pelican Point or the company in the future. In accordance with our accounting policy for environmental costs, amounts are not accrued and included in our financial statements until it is probable that a liability has been incurred and the amounts can be estimated reasonably. The environmental accruals are estimated based on internal studies of the required remediation costs and generally not discounted to their present value or offset for potential insurance or other claims. Costs incurred by Pelican Point in connection with environmental matters in the preceding two fiscal years were not material to its operations or financial condition.


         We believe that the Pelican Point operations and facilities, both owned and leased, are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its operations or financial condition. However, future events, such as changes in or modified interpretations of existing laws and regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of some products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on Pelican Point and on the company.


         In general, quarry sites must comply with noise, water discharge and air quality regulations, zoning and special use permitting requirements, applicable mining regulations and federal health and safety requirements. Pelican Point maintains a centralized blasting function for its quarry operations, and has established policies designed to minimize disturbances to surrounding property owners.


         As is the case with other companies in the same industry, some of Pelican Point's products contain varying amounts of crystalline silica, a common mineral. Excessive, prolonged inhalation of very small-sized particles of crystalline silica has been associated with nonmalignant lung disease. The carcinogenic potential of crystalline silica was evaluated by the International Agency for Research on Cancer and later by the U.S. National Toxicology Program.


         The Mine Safety and Health Administration has included the development of crystalline silica standard as one of its long-term goals. Pelican Point, through safety information sheets and other means, communicates what it believes to be appropriate warnings and cautions to employees and customers about the risks associated with excessive, prolonged inhalation of mineral dust in general and crystalline silica in particular.


         The EPA in November 1996 proposed changes to the regulations relating to the standard for particulate matter in connection with air quality, which were recently placed into law as the National Ambient Air Quality Standards. The new law places an ambient air limit on the emission of fine particles (smaller than 2.5 microns) that typically result from industrial, motor vehicle and power generation fuel combustion, in addition to the coarse particles previously regulated. As adopted, the regulations impact many industries, including the aggregates industry. The National Stone Association has joined a lawsuit with many other industries challenging the standard and the lack of scientific data available supporting the limits and the ability of industry to monitor the pollutant. In May 1999, the United States Court of Appeals for the District of Columbia overturned the EPA's PM2.5 and ozone national ambient air quality standards. The EPA appealed the Court of Appeals' decision to the United States Supreme Court, which decided on February 27, 2001 that the EPA has the authority to issue air quality standards and remanded the case for reexamination the standards proposed by the EPA. Pelican Point is not a party to these cases and we believe that we will not be able to determine the applicability of any new rules or the costs associates with any required standards until an emission standard is adopted. However, we also believe that any of those costs would not have a material adverse effect on our operations or financial condition.


         The Clean Air Act Amendments of 1990 require the EPA to develop regulations for a broad spectrum of industrial sectors that emit hazardous air pollutants, including lime manufacturing. The new standards to be established would require plants to install feasible control equipment for hazardous air pollutants, thereby significantly reducing air emissions. The EPA received comments on its proposed technology-based standards for the industry in November 2000; the EPA has not published any final response or standards to date. We will not be able to determine the applicability of the new regulations or the cost associated with any required standards until the emission standards are adopted.


Properties


         Our corporate headquarters are located in a company-owned building occupying approximately 2,800 square feet at 7665 South 700 West, Salt Lake City, Utah. The space includes office and adjacent warehouse space in a newly remodeled town center complex. Net mortgage payments total approximately $1,500 per month.


         The Pelican Point operations occupy approximately 488 acres in Lehi, Utah. The property includes a newly constructed office building and scales, two machine shops, rock crusher and grinding mills along with heavy hauling equipment including Caterpillar loaders, crushers and dozers.


Employees


         As of June 30, 2001, we had one part-time and 17 full-time employees in management, sales, operations, administrative, and technical positions. Of these full-time employees, three are in management, one in sales and marketing, seven in extraction and processing, and one in operations, administration, and support. Upon completion of the Pelican Point acquisition, we will add four full-time employees at those operations in extraction and processing. We consider relations with our employees to be very good. None of our employees are covered by a collective bargaining agreement. We have not experienced any business interruption as a result of any labor disputes. We anticipate that our business growth will require an increase in headcount in sales and shipping to meet demand for our product sales.


Legal Proceedings


         We are not involved in or a party to any material legal proceedings.

                                   MANAGEMENT

         The following table sets forth information about our board of directors and management team as of May 31, 2001.

         Name, Age                                Office

         Lance Heaton               30            Chairman, President and CEO
         KC Thane Holmes            33            Director
         Eric Keith                 39            Director
         Stephen Fitzwater          43            Vice President of Operations
         Randy Burnham              28            Vice President of Acquisitions
         Chet Nichols               42            CFO, Treasurer




         Lance Heaton, Director, President and CEO. Before becoming the President of Clear Capital, Mr. Heaton served as a director and employee of The Murdock Group for three years. During that time he was also a member of the board of directors of NEBO Products, Inc. From 1994 to 1998, Mr. Heaton was Vice President of Finance and Operations for Garden Country Inc., a regional retail chain and the managing member of Heaton, Hall and Associates, a real estate company, as well as the controller of financial operations for Heaton Enterprises, a family-owned restaurant chain. Mr. Heaton received a BA in Economics from the University of Utah. Mr. Heaton continues to serve as a director of The Murdock Group and its subsidiary, CareerWebSource, Inc.


         KC Thane Holmes, Director. Mr. Holmes became a director for Clear Capital at the time of its formation in May 2001. Mr. Holmes has served as a director and executive officer of The Murdock Group since its formation in 1996. He received a BA degree from Brigham Young University in Psychology with a minor in Business and Accounting in 1992. Prior to founding Envision Career Services, L.L.C. and acquiring The Murdock Group in 1996, Mr. Holmes was a technical sales representative for Provider Solutions, a software developer, from 1995 to 1996, and an account executive and technical engineer for Ameritech Library Services, a creator of custom software for large libraries, from 1991 to 1995. Mr. Holmes also serves as a director, and the Chairman and CEO of The Murdock Group and its subsidiary, CareerWebSource.

         Eric Keith, Director. Mr. Keith became a director in June 2001. Since October 2000, Mr. Keith has overseen all sales activity within FlipDog.com, an Internet employment search engine company. From November 1999 until October 2000, Mr. Keith was Vice President of sales for CareerWebSource.com, a Murdock Group subsidiary. From July 1997 until November 1999, Mr. Keith was co-founder and vice president of sales of Advocast.com, an Internet issue management company that serviced large corporations such as AT&T and GTE, as well as various government agencies and legislatures. From May 1994 until June 1997, Mr. Keith was Vice President and the senior sales executive with Ameritech Library Services Mr. Keith holds a BA in information management from Brigham Young University.

         Stephen Fitzwater, Vice President. Before Mr. Fitzwater joined Clear Capital upon its formation this year, he was Vice President of Operations for The Murdock Group. From 1997 to 1998, he founded and operated Advanced Massage Therapy, an alternative therapy business. From 1993 to 1998, he owned and operated Greentree Properties, a Utah-based real estate investment firm specializing in turning around distressed properties. Before moving to Utah in 1993, Mr. Fitzwater worked in the entertainment industry, most recently as the general manager of one of the largest nightclubs on the West Coast, The Hollywood Palace.


         Randy Burnham, Vice President. Before joining Clear Capital in May 2001, Mr. Burnham supervised the real estate acquisitions and related transactions for The Murdock Group from 1999. From 1996 to 1999, Mr. Burnham managed the sales division of The Murdock Group. From 1994 to 1996, Mr. Burnham was employed by Taylor Homes, with responsibilities for new construction sales and land acquisitions. He received a degree in design technology from Utah Valley State College in 1993, with an emphasis in mechanical, architectural and structural design.


         Chet Nichols, CFO. Mr. Nichols joined Clear Capital in May 2001, previously working as the financial controller for The Murdock Group since January 2000. He graduated from the University of Utah in Accounting and Business Management. Mr. Nichols is a certified public accountant and has worked in the accounting profession since 1982 as a reporting, budget, forecasting, and strategic planning manager. He has been a controller since 1990 in the manufacturing and professional services industries, and has broad experience in management, business planning, information systems, accounting infrastructure and procedures, human resources, business consulting, and tax. From 1990 until

1998, Mr. Nichols was controller of InterWest Graphics, Inc., a large pre-press color separation and graphics art firm. In 1998, Mr. Nichols was engaged as controller of Intelogis, Inc., a startup high tech powerline networking company. In October 1999, Mr. Nichols became controller and secretary-treasurer of Caldwell, Richards & Sorenson, a civil engineering firm.


Board of Directors Committees and Other Information


         All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. The board currently administers our stock option plan.


Director Compensation


         Members of the board of directors who are also executive officers do not receive cash compensation for service as a director. We do reimburse their expenses incurred in connection with attendance or participation at board meetings.


Executive Compensation


         None of our executive officers is paid more than $100,000 annually. Our CEO and President, Lance Heaton, is paid an annual salary of $90,000. We do not have employment contracts with any of our executives or other employees.


Stock Option Plan


         In May 2001, our board of directors and our sole shareholder, The Murdock Group, adopted and approved our Stock Option Plan. The plan authorizes the granting of awards of up to 3,500,000 shares of voting common stock to our key employees, officers, directors, consultants, advisors and sales representatives. Awards consist of stock options (both non-qualified options and options intended to qualify as "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights, and other stock-based awards, as described in the plan. Incentive stock options granted under the plan may not be exercisable after the expiration of five years after the grant date and any non-qualified stock options granted under the plan may have an exercise date that is more than ten years after the grant date.


         The plan is administered by the board of directors, which determines the persons to whom awards will be granted, the number of awards to be granted, and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan. The exercise price of qualified options may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The aggregate fair market value (determined at the date of grant) of shares for which qualified stock options are exercisable for the first time by that employee during any calendar year may not exceed $100,000. If the value of the stock subject to options exceeds this amount, the excess is considered to be a non-qualified option, with the result that the beneficial tax treatment of the incentive stock option will be lost as to the excess amount. This does not limit the amount of options that an employee can exercise.


         Non-qualified stock options granted under the plan may be granted at a price determined by the board of directors, but generally not to be less than the fair market value of the common stock on the date of grant. The board has the discretion to grant options with exercise prices less than the fair market value of the common stock on the date of grant if it determines that circumstances justify a below market price. If options or other awards are made under the plan with exercise prices below the fair market value of the common stock on the date of the grant, Clear Capital will incur a related expense for the beneficial conversion feature of the below-market grant, which will reduce Clear Capital's earnings, if any, or increase the amount of its loss, if any, for the period in which the grant is made. However, the board does not anticipate granting options with prices below the fair market value of the common stock in the foreseeable future and has not granted options with below market exercise prices at any time in the past.


         Options granted to employees under the plan may not be exercised after the termination of the employment of the holder except under circumstances enumerated in the plan. Those circumstances include termination of employment resulting from retirement, disability and death of the holder. If termination results from the retirement of the holder of the option, the option may be exercised within three months after the retirement for all of the shares covered by the grant. The plan defines retirement to mean any termination of employment after the completion of at least ten years of service. If employment is terminated because of disability, the options may be exercised within three months after the termination of the employment. If an employee dies while employed and while holding vested but unexercised options under the plan, the personal representative of the deceased employee may exercise the options for one year after the date of death. If the holder of the option dies within three months after termination of employment for a reason other than retirement or disability, the options granted under the plan may be exercised within one year after the date of death, but the options may not be exercised for more than the number of shares, if any, as to which they were exercisable by the employee immediately prior to his death.


         Options granted under the plan may be exercised within three months after the involuntary termination of employment as to the number of shares that may be purchased immediately prior to the termination of employment. "Involuntary termination of employment" means any termination of employment with Clear Capital by reason of the discharge, firing or other involuntary termination of employment by action of Clear Capital, other than an involuntary termination for cause. Termination for cause can result by the employee's theft or embezzlement from Clear Capital, the violation of a material term or condition of his or her employment, the disclosure of confidential information, conviction of a crime involving moral turpitude, stealing trade secrets or intellectual property, any act in competition with Clear Capital or any other act, activity or conduct, which in the opinion of the committee is adverse to the best interests of Clear Capital. In these circumstances, all unexercised options become null and void effective as of the date of the occurrence of the event that results in the termination for cause.


         The plan also contains change in control provisions, which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any person or group of persons owning more than 10% of our outstanding common stock, excepting broker-dealers, banks, insurance companies, investment companies, employee benefit plans, parent holding company or control person, savings associations, church plans or groups comprised of these types of shareholders, becomes the beneficial owner of more than 30% of our outstanding shares of common stock.


         Following adoption of the plan, we granted options to purchase a total of 2,000,000 shares under the plan to six option holders as follows: Lance Heaton, 500,000 shares, KC Holmes, 500,000 shares, Stephen Fitzwater, 150,000 shares, Randy Burnham, 250,000 shares, Chet Nichols, 150,000 shares, and Jon Shute, 50,000 shares. In June 2001, we granted options for the purchase of 400,000 shares to Eric Keith, a new board member. All of these options are exercisable for a period of seven years at an exercise price of $0.20 per share, which was determined by the board of directors to be the fair market price of the common stock on the date of grant and the price at which original subscriptions for shares were issued to our parent company. The board based its determination of fair market value on the company's concurrent sale of shares under a private placement to accredited investors at the price of $0.20 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Promoters


         In May 2001, in connection with the formation of the company, we issued 7,197,416 shares to The Murdock Group, our parent corporation in consideration of the assignment of real property purchase options relating to the Pelican Point acquisition, as well as other assets valued at approximately $2,250,000.00.


         We also granted options to seven of our officers and employees for the purchase of an aggregate of 2,000,000 shares of common stock at a price of $0.20 per share. See "Stock Option Plan."


         In May and June 2001, we completed a private placement of common stock to accredited investors at a price of $0.20 per share. The proceeds to the company were approximately $200,000, before payment of expenses related to the private placement, estimated to be approximately $7,500 and including professional fees and printing and other expenses related to the offering. Kent Capital, LLC, a Utah limited liability company founded, owned and managed by Lance Heaton, our Chief Executive Officer and Chairman, purchased 350,000 shares in this private placement, for a purchase price of $70,000. Chet Nichols, our Chief Financial Officer, purchased 50,000 shares in the private placement, for a purchase price of $10,000. The sale of these securities was made only to accredited investors under Rule 506 of Regulation D of the Securities Act of 1933. The investors in the private placement are the selling shareholders under this prospectus. See "Selling Shareholders."

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information known to us as of June 30, 2001 with respect to ownership of our voting common stock by (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our voting common stock on a converted basis; (2) each director and executive officer; and (3) all directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed below is c/o Clear Capital Holdings, Inc., 7665 South 700 West, Salt Lake City, Utah 84047.

                                                                                                 Pro Forma
                                                                         Percentage of Shares   Percentage of Shares
Name of Shareholder                       Number of Shares (1)         Owned Prior to Offering   Owned After Offering(2)
-------------------                       --------------------         -----------------------   -----------------------

The Murdock Group                            7,197,416                           87.8%                     59.0%
Lance Heaton, President/Director (3)           850,000                            9.8%                      6.7%
KC Holmes, Director (4)                        500,000                            5.7%                      3.9%
Eric Keith, Director (5)                       400,000                            4.7%                      3.2%
Stephen Fitzwater, Executive Officer (6)       250,000                            3.0%                      2.0%
Randy Burnham, Executive Officer (7)           150,000                            1.8%                      1.2%
Chet Nichols, Chief Financial Officer (8)      200,000                            2.4%                      1.6%
All Officers and Directors as a Group
(six persons) (9)                            2,350,000                           23.2%                     16.6%


* Less than one percent.

(1) Based on 8,197,416 shares outstanding at July 15, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of the date of this prospectus, are deemed outstanding. Those shares, however, are not deemed outstanding for purposes of computing the ownership of any other person.
(2) Assumes the sale of all of the shares offered hereby. If all of the shares were sold, the investors in this offering collectively would own approximately 33% of our outstanding voting common stock. Percentages are rounded to the nearest one-tenth of one percent.
(3) Includes 350,000 shares held in the name of a family limited liability company of which Mr. Heaton is the manager, as well as options to purchase 500,000 shares that are currently exercisable. Excludes shares held of record by The Murdock Group, of which Mr. Heaton and Mr. Holmes are also executive officers and directors and in those capacities Messrs. Heaton and Holmes share voting power of the shares owned of record by The Murdock Group. Kent Capital is a selling shareholder in this offering. See "Selling Shareholders."
(4) Includes options to purchase 500,000 shares that are currently exercisable. Also excludes shares held of record by The Murdock Group, of which Mr. Heaton and Mr. Holmes are also executive officers and directors and in those capacities Messrs. Heaton and Holmes share voting power of the shares owned of record by The Murdock Group.
(5) Includes options to purchase 400,000 shares of common stock that are currently exercisable.
(6)  Includes options to purchase 150,000 shares that are currently exercisable.
(7)  Includes options to purchase 250,000 shares that are currently exercisable.
(8) Includes options to purchase 150,000 shares that are currently exercisable. Mr. Nichols is a selling shareholder in this offering. See "Selling Shareholders."
(9) Does not include the shares owned of record by The Murdock Group. Messrs. Heaton and Holmes are two of the three directors of The Murdock Group. Consequently, acting as a group, they can effectively control the voting and the disposition of those shares. Although Messrs. Heaton and Holmes disclaim any ownership of those shares based on their claim that they would not receive personally any of the proceeds from the sale of those shares held by The Murdock Group, their power to control the manner in which those shares can be voted gives them control of the company.

                              SELLING SHAREHOLDERS


         The following table sets forth the names of the selling shareholders, the aggregate number of shares of voting common stock beneficially owned by each as of the date of this prospectus, and the aggregate number of shares of voting common stock that he or she may offer and sell under this prospectus, and the number of shares owned after the offering, assuming all of the shares offered by the selling shareholders hereby are sold in the offering.

                                                     Number of Shares           Number of
                                                     Beneficially               Shares           Percentage Owned
                                                     Owned Prior                Offered          Before/After
Name                                                 To Offering                Hereby           Offering (1)
----                                                 --------------------       -------------    ------------------

Robb M. Baumann                                             50,000                50,000                  */0
Gardner Brown                                               50,000                50,000                  */0
Twayne O. Buhler                                            50,000                50,000                  */0
Business Power LLC                                          50,000                50,000                  */0
Pete Chandler                                               50,000                50,000                  */0
Hastiin Management                                         100,000               100,000                  */0
Steve Heaton (2)                                            50,000                50,000                  */0
Kent Capital LLC (3)                                       850,000               350,000                9.8/0%
Keystone Finance Co.                                        50,000                50,000                  */0
Chet Nichols (4)                                           200,000                50,000                2.4/1.6%
Riley Prestwich                                             50,000                50,000                  */0
Seven Family Trust                                          50,000                50,000                  */0
Kelly Stackman                                              25,000                25,000                  */0
Turnkey Vending Inc.                                        25,000                25,000                  */0


* Less than 1%.

(1) Assumes the sale of all of the shares offered by each selling shareholder.

(2) Steve Heaton is the father of Lance Heaton, our Chief Executive Officer and Chairman. Lance Heaton disclaims any beneficial ownership interest in the shares purchased and owned by Steve Heaton and Lance Heaton will not receive any portion of the proceeds from the sale of shares by Steve Heaton in this offering. Steve Heaton similarly disclaims any beneficial ownership interest in the shares owned by Lance Heaton.

(3) Kent Capital LLC is a Utah limited liability company owned and controlled by Lance Heaton, our CEO and Chairman. Shares listed in the table include 500,000 shares issuable upon the exercise of options held by Mr. Heaton. Assuming the sale of all of the shares offered by Kent Capital, it would cease to be a shareholder of the company. However, Mr. Heaton would continue to be the beneficial owner of 500,000 shares under option, or approximately 3.9% of our common stock. See "Principal Shareholders."

(4)      Chet Nichols is the Chief Financial Officer of Clear Capital.


         This prospectus covers the resale by the selling shareholders of these shares. Under the securities laws of some states, the shares may be sold only through registered or licensed broker-dealers or pursuant to available exemptions from those requirements. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale or an exemption from that requirement is available and is complied with.


         We will pay expenses in connection with this offering, including professional fees, printing costs, filing and registration fees and other expenses, estimated to be total approximately $120,000, but we will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the selling shareholder. We have agreed to indemnify the selling shareholders, their agents and representatives, and any underwriters against liabilities that may arise in connection with the registration, offer and sale of the shares, including liabilities under the Securities Act. The selling shareholders have also agreed to indemnify the company and our directors, officers, agents, and representatives against liabilities arising out of their offer and sale of shares in this offering, including liabilities under the Securities Act. See, however, the information describing the position of the SEC concerning indemnification for liabilities under the Securities Act in the section captioned "Disclosure of Commission Position on Indemnification for Securities Act Liabilities," on page 25 of this prospectus.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue 300,000,000 shares of common stock, par value $0.001and 50,000,000 shares of preferred stock. As of the date of this prospectus there were issued and outstanding 8,197,416 common shares and no preferred shares.


Common Stock


         Holders of the common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. There are no cumulative voting rights. Therefore, holders of a majority of the outstanding shares of voting common stock are able to elect the entire board of directors. The board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of common stock (whether voting or non-voting), which would reduce the percentage ownership by the present shareholders and which might dilute the book value of outstanding shares.


         Under Utah law, the holders of a class or series of stock (whether it is voting or non-voting) are entitled to vote as a separate class or series with respect to any amendment to the articles of incorporation that would increase or decrease the aggregate number of authorized shares of the class or series, increase or decrease the par value of the shares of the class or series, or alter or change the powers, preferences or special rights of the shares of the class or series so as to adversely affect the class or series.


         Shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and any preference in liquidation on preferred stock then outstanding.


         Holders of common stock are entitled to receive dividends as the board of directors, may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.


Preferred Stock


         The board of directors may issue the preferred stock from time to time without further action by the shareholders, in one or more series with such rights, privileges, preferences, powers, and restrictions as may be determined in the discretion of the board. Consequently, any series of preferred stock may carry rights and privileges superior to those of the common stock, including, but not by way of limitation, preferences in dividends and liquidation, the right to approve or disapprove material transactions and the right to elect, as a class, one or more members of the board of directors. The issuance of preferred stock may have the effect of diluting the voting power per share or book value per share of the holders of common stock. We have not designated any series of preferred stock and do not anticipate designating or issuing any preferred stock for the foreseeable future.


Certain Liability Limitations and Indemnification Provisions


         Our articles of incorporation limit the liability of directors to the fullest extent permitted by Utah law. In addition, the articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Utah law, including advancement of expenses. We also intend to obtain directors' and officers' liability insurance.


Shares Eligible for Future Sale


         Prior to this offering, there has been no public market for our common stock and this offering will not necessarily create a public market for our common stock. Future sales of substantial amounts of voting common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.


         Upon completion of this offering, we will have 12,197,416 shares of common stock outstanding, assuming no exercise of outstanding options or warrants and assuming all of the shares are sold at a price of $1.00 per share. After the offering, the 4,000,000 shares of common stock sold in this offering will be immediately tradable without restriction under the Securities Act of 1933, except for any shares purchased by an affiliate of the company. Generally, the Securities Act of 1933 defines affiliates to include officers, directors, and the beneficial owners of more than 10% of the issued and outstanding voting securities of an issuer, as well as the family members of these shareholders. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.


         In May and June 2001, we issued 1,000,000 shares of common stock in a private transaction to 14 accredited investors in reliance upon one or more exemptions contained in the Securities Act of 1933. These shares are deemed restricted securities as defined in Rule 144. As a general rule, restricted securities may not be sold or otherwise disposed of unless the offer or sale of the securities is registered in compliance with the registration requirements of federal securities law or the offer and sale is made in reliance upon an available exemption from those requirements. Rule 144 provides a safe harbor for the sale of restricted securities that have been held for at least one year following their acquisition from the issuer or from an affiliate of the issuer, such as an officer or director of the issuer. To take advantage of the safe harbor, all of the requirements of the rule must be met. These requirements include, for example, a requirement that there be adequate publicly available information regarding the issuer and its business, that the seller of the shares comply with notification and, in some cases, limits on the number of shares that can be sold during any three-month period, and that the transaction be effected through a registered broker-dealer. We have also granted the holders of these shares limited registration rights that do not become exercisable until we have become a reporting company under the Exchange Act. After the company has become a reporting company under the Exchange Act, the holders of the shares issued in the private placement may demand a registration of their shares of common stock. They may make that demand only one time. In addition, they may request that their shares be included in a registration statement filed by the company under piggy-back registration rights granted to them at the time they purchased the shares in the private placement. The piggy-back rights are subject to limitations, including the right of an underwriter of the company's securities to cut-back or restrict the number of shares proposed to be included under the piggy-back registration rights of these holders. As a result of the registration rights granted to these shareholders at the time of their purchase of our shares, those shares are included in the registration statement that includes this prospectus and those shareholders are identified herein as the selling shareholders.


         In general, under Rule 144, a shareholder, or group of shareholders whose shares are aggregated, who has beneficially owned restricted securities for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:


         o    1% of the then outstanding shares of voting common stock; or


         o The average weekly trading volume in the voting common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC, provided the requirements of the rule are satisfied.


         Affiliates of Clear Capital, such as our executive officers and directors and their respective family members, must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares they may have acquired in this offering. Under Rule 144, a shareholder who has not been an affiliate of Clear Capital at any time during the 90 days preceding his sale of restricted securities would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years.


         The foregoing summary of Rule 144 is not a complete description. Non-affiliates may resell our securities issued under Rule 701 in reliance upon Rule 144 without having to comply with Rule 144's public information, holding period, volume and notice requirements, if those sales occur more than 90 days after the effective date of the registration statement of which this prospectus is a part.


         In addition, our officers and directors have agreed to refrain from selling our shares for periods ranging from nine months to one year from the closing of the offering.

                              PLAN OF DISTRIBUTION


Plan of Distribution


         We are offering up to $4,000,000 of common stock on a "best efforts, no minimum" basis at a price of $1.00 per share. Under a best efforts, no minimum offering, there is no requirement that we sell a specified number of shares before the proceeds of the offering become available to us. We will not escrow any of the proceeds received from our sale of shares under this offering and we are not required to sell a specified number of shares before the offering is terminated. Therefore, upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor has no assurance that we will sell all or any part of the remaining shares offered hereby. The offering will commence on the effective date of the registration statement of which this prospectus is a part and will terminate April 30, 2002, unless, in our discretion, we terminate the offering before that date. We also reserve the right to extend the offering beyond April 30, 2002, for up to 120 days if we have not sold all of the shares prior to that date. The first closing will occur at our discretion.


         Our officers, directors, employees, and affiliates may purchase shares in the offering on the same terms and conditions as other purchasers. Subscription for the shares may only be made by completing a written subscription agreement and by submitting the completed agreement with a check payable to "Clear Capital Holdings, Inc." to the company at its principal executive offices to the attention of the Chief Financial Officer. If the subscription is accepted, the check will be deposited by Clear Capital and, upon notification from its bank that the funds are available, Clear Capital will cause a stock certificate for the shares purchased to be issued and delivered to the investor. If we reject the subscription, we will return the investor's check without interest or deduction.


         To comply with the securities laws of some jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in most jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.


         Up to 1,000,000 shares of common stock may be sold by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on any market on which our common stock may from time to time be trading, in the over-the-counter market, in privately-negotiated transactions, through put or call options transactions relating to the shares, through short sales of those shares, or a combination of those methods of sale, at market prices prevailing at the time of sale, fixed prices, varying prices determined at the time of sale, or at negotiated prices. The selling shareholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. These transactions may or may not involve brokers or dealers. To the best of our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus; however, the selling shareholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.


         The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, who may act as agents or principals, or other agents. These broker-dealers or other agents may receive compensation in the form of discounts, concessions, or commissions from the selling shareholder and/or the purchasers of shares for whom those broker-dealers or other agents may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer or other agent might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share, which may be below the then market price. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling shareholders.


         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions with respect to the shares. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institutions of the shares. The selling shareholders may also loan or pledge the shares to a financial institution or a broker-dealer and the financial institution or the broker-dealer may sell the shares loaned or upon a default the financial institution or the broker-dealer may effect sales of the pledged shares.


         The selling shareholders and any brokers, dealers or agents that participate in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by those brokers, dealers, or agents and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling shareholders against liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer, broker-dealer, or underwriter that participates in transactions involving sales of the shares offered under this prospectus against liabilities arising under the Securities Act.


         Because the selling shareholders may be deemed to be underwriters, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act and the rules thereunder, and they may be subject to statutory liabilities under federal law relating to material omissions or misrepresentations in connection with the prospectus or communications made in connection with the offer or sale of the shares and the anti-fraud provisions of both the Securities Act and the Exchange Act. In addition, the selling shareholders and any other person participating in the offering will be subject to applicable provisions of the Exchange Act governing underwriters, which may limit the timing of purchases and sales.


         These restrictions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.


         Any shares of common stock covered by this prospectus, which qualify for sale under Rule 144 under the Securities Act, may be sold under Rule 144 rather than under the terms of this prospectus. In addition, subject to applicable state and foreign laws, the selling shareholders may sell their common stock outside the United States pursuant to Regulation S under the Securities Act.


         To comply with the securities laws of some jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in most jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.


         If the selling shareholders notify us that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker, dealer or underwriter, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, if required, we will amend or supplement this prospectus or disclose other material arrangements regarding the plan of distribution.


Compensation and Other Agreements


         We have not engaged the services of an underwriter or selling agent or broker in connection with this offering. We will offer the shares directly and through our officers and directors acting on our behalf. We will not pay any commission or other consideration or compensation to any officer or director in connection with the sale of the shares.


Transfer Agent


         Colonial Stock Transfer Company, 544 E. 400 S. Suite 100, Salt Lake City, Utah 84111, is our transfer agent.


                                  LEGAL MATTERS

         The legality of the issuance of the shares offered hereby and other matters related to the issuance of the shares will be passed upon for us by the law firm of Durham Jones & Pinegar, PC, Salt Lake City, Utah.

                                     EXPERTS

         Pritchett, Siler, & Hardy PC, independent auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of May 31, 2001, and for the period from inception (May 2, 2001) to May 31, 2001, that appear in this prospectus. The financial statements referred to above are included in reliance upon the reports by the auditors given upon their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Article V of our Articles of Incorporation limits the liability of directors to the fullest extent permitted by Utah law. In addition, Article VII,
Section 7 of our Bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by Utah law. We also intend to obtain directors' and officers' liability insurance.


         Section 16-10a-902 of the Utah Revised Business Corporations Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, against any obligation incurred with respect to a proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the proceeding and (ii) the corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.


         Section 16-10a-903 of the Utah law provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the proceeding or claim with respect to which he has been successful.


         In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 of the Utah law provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to proceedings resulting in a director being found liable for actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.


         Section 16-10a-904 of the Utah law provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under
Section 904.


         Section 16-10a-907 of the Utah law states that unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and

(iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons under these provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information about shares in this offering and about our business you should refer to the registration statement and the exhibits and schedules filed with the registration statement. We have described all material information for each contract, agreement or other document filed with the registration statement in this prospectus. However, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. As a result, you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement for a complete description of the matter involved.


         You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including this registration statement, are also available to you without charge from the SEC Web site, which is located at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                                                          Page

Independent auditors' report                                               F-1

Balance sheet, May 31, 2001                                                F-2

Statement of operations, for the period from inception on
   May 2, 2001 through May 31, 2001                                        F-3

Statement of stockholders' equity, for the period from
   inception on May 2, 2001 through May 31, 2001                           F-4

Statement of cash flows, for the period from inception on
   May 2, 2001 through May 31, 2001                                        F-5

Notes to financial statements                                              F-6

You  should  only  rely  on  the  information  contained  or incorporated  by reference in this  prospectus.  We have not
authorized   any  person  to  provide  you  with   different
information.  If  anyone  provides  you  with  different  or       5,000,000
inconsistent information,  you should not rely on it. We are       Shares of
not  making  an  offer  to  sell  these  securities  in  any      Common Stock
jurisdiction  where the offer or sale is not permitted.  You
should  assume  that  the  information   appearing  in  this
prospectus is accurate as of the date on the front cover of this prospectus only. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

              -----------------------

              -----------------------                             PROSPECTUS


Dealer Prospectus Delivery Obligation. Until [a date that is
90  days  from  the  effective  date  of  the   registration
statement of which this prospectus is a part], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                                                  July __, 2001

                                   PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Our articles of incorporation provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Utah Revised Business Corporations Act, no director or officer of the company shall have any liability to the company or its shareholders for monetary damages. The Utah Act provides that a corporation's articles of incorporation may include a provision which restricts or limits the liability of its directors or officers to the corporation or its shareholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's articles of incorporation and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Utah law and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The articles of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Clear Capital Holdings, Inc. However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee, or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Utah Act provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

Item 25. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of these expenses are estimates.

Securities and Exchange Commission Filing Fee        $    1,250
Printing Fees and Expenses                                5,000
Legal Fees and Expenses                                  75,000
Accounting Fees and Expenses                             25,000
Blue Sky Fees and Expenses                                5,000
Registrar's Fees                                          1,500
Miscellaneous                                             7,250
                                                     -----------
TOTAL                                                $  120,000

Item 26. Recent Sales of Unregistered Securities

Set forth below is information regarding securities of the registrant that were issued by the Company since inception May 2, 2001, not registered under the Securities Act. Further included is the consideration, if any, received by the Company for the securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

In May 2001, in connection with the registrant's formation, a total of 7,197,416 shares of common stock were issued to The Murdock Group Holding Corporation, the parent company of the registrant.

In May, June, and July 2001, the Company sold 1,000,000 shares of common stock at a price of $0.20 per share. These securities were offered and sold pursuant to exemptions from registration under the Securities Act of 1933, as amended, including exemptions under Section 4(2) of the Act. The purchasers of these securities were accredited investors as that term is defined under Rule 501 of Regulation D. Their shares are included in this registration statement and the shareholders are identified herein as the selling shareholders.

No underwriters were engaged in connection with the issuance of securities in any of the foregoing transactions. The directors and executive officers offered and sold the shares on behalf of the issuer and no commissions or similar compensation was paid to these directors and officers in connection with the offering. The foregoing sales of securities were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 under regulation D, as transactions not involving any public offering. Issuance of options to employees, officers and directors of the registrant were made pursuant to Rule 701 under the Securities Act. The registrant filed a Form D to notify the Securities and Exchange Commission and appropriate state administrators of the sale of these securities.

Item 27. Exhibits.

Exhibit No.   SEC Ref. No.   Title of Document
-----------   ------------   -----------------

1                 3.1              Articles of Incorporation
2                 3.2              Bylaws
3                 4.1              Specimen of Common Stock Certificate
4                 5.1              Legal Opinion
5                10.1              Agreement for the Purchase of Pelican Point
6                10.2              Loan Agreement with GE Capital
7                23.1              Consent of Durham Jones & Pinegar (included
                                    with Exhibit 5.1)
8                23.2              Consent of Pritchett Siler & Hardy PC
9                99.1              2001 Stock Option Plan

Item 28. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Clear Capital in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Clear Capital Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf, in the City of Salt Lake, State of Utah, on July 18, 2001.

                                       Clear Capital Holdings, Inc.



                                       By    /s/ Lance Heaton
                                         ---------------------------------------
                                             Lance Heaton, President and CEO


Dated: July 18, 2001

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lance Heaton and KC Holmes, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.

         Name                                                        Date


  /s/ Lance Heaton                                                  7/18/01
------------------------------------------------------              -------
Lance Heaton
Chief Executive Officer (Principal Executive Officer),
President and Director


  /s/  KC Thane Holmes                                              7/18/01
------------------------------------------------------              -------
KC Thane Holmes, Director


  /s/ Chet Nichols                                                  7/18/01
------------------------------------------------------              -------
Chet Nichols, Controller (Principal Accounting Officer)


  /s/ Eric Keith                                                    7/18/01
------------------------------------------------------              -------
Eric Keith, Director

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                  MAY 31, 2001

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]




                                    CONTENTS

                                                                          PAGE

--     Independent Auditors' Report                                        1


--     Balance Sheet, May 31, 2001                                         2


--     Statement of Operations, for the period from inception
          on May 2, 2001 through May 31, 2001                              3


--     Statement of Stockholders' Equity, for the period
          from inception on May 2, 2001 through May 31, 2001               4


--     Statement of Cash Flows, for the period from inception
          on May 2, 2001 through May 31, 2001                              5


--     Notes to Financial Statements                                  6 - 10

                         PRITCHETT, SILER & Hardy, P.C.
                          CETIFIED PUBLIC ACCOUNTANTS
                         555 East 200 South, Suite 250
                           Salt Lake City, Utah 84102
                      (801) 328-2727 - FAX (801) 328-1123




                          INDEPENDENT AUDITORS' REPORT



Board of Directors
CLEAR CAPITAL HOLDINGS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Clear Capital Holdings, Inc. [a development stage company] at May 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from inception on May 2, 2001 through May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Clear Capital Holdings, Inc. [a development stage company] as of May 31, 2001 and the results of its operations and its cash flows for the period from inception on May 2, 2001 through May 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Clear Capital Holdings, Inc. will continue as a going concern. As discussed in Note 4 to the financial statements, Clear Capital Holdings, Inc. was only recently formed and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Pritchert, Siler & hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

July 13, 2001
Salt Lake City, Utah

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                                  BALANCE SHEET



                                     ASSETS


                                                                     May 31,
                                                                      2001
                                                                   -----------
CURRENT ASSETS:
     Cash in bank                                                  $     1,100
                                                                   -----------
               Total Current Assets                                      1,100
                                                                   -----------
                                                                   $     1,100
                                                                  ------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Accounts payable                                              $         -
                                                                   -----------
               Total Current Liabilities                                     -
                                                                   -----------

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       50,000,000 shares authorized,
       no shares issued and outstanding                                      -
     Common stock, $.001 par value,
       300,000,000 shares authorized,
       5,050,000 shares issued and
       outstanding                                                       5,050
     Capital in excess of par value                                    704,950
     Deficit accumulated during the
       development stage                                                (8,900)
                                                                   -----------
                                                                       701,100

               Subscription Receivable                                (700,000)
                                                                   -----------
               Total Stockholders' Equity                                1,100
                                                                   -----------
                                                                   $     1,100
                                                                   ===========




                 The accompanying notes are an integral part of
                           this financial statement.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]


                             STATEMENT OF OPERATIONS



                                                             From Inception
                                                                on May 2,
                                                              2001 Through
                                                                  May 31,
                                                                   2001
                                                              ------------

REVENUE                                                       $          -

EXPENSES:
     General and Administrative                                      8,900
                                                              ------------
LOSS BEFORE INCOME TAXES                                            (8,900)

CURRENT TAX EXPENSE                                                      -

DEFERRED TAX EXPENSE                                                     -
                                                              ------------

NET LOSS                                                      $     (8,900)
                                                              ============

LOSS PER COMMON SHARE                                         $       (.00)
                                                              ============





                 The accompanying notes are an integral part of
                           this financial statement.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                        STATEMENT OF STOCKHOLDERS' EQUITY

                    FROM THE DATE OF INCEPTION ON MAY 2, 2001

                              THROUGH MAY 31, 2001

                                                                                                                     Deficit
                                                                                                                   Accumulated
                                    Preferred Stock            Common Stock          Capital in                     During the
                                  -------------------       -------------------      Excess of     Subscription    Development
                                 Shares         Amount       Shares      Amount      Par Value      Receivable        Stage
                                ----------    ----------   ----------   ----------   ----------     ----------     ----------
BALANCE, May 2, 2001                     -    $     -               -   $        -   $        -     $        -     $        -

Issuance of shares for a
   $700,000 subscription
   receivable (.14 per share)
   May 2001                              -          -       5,000,000        5,000      695,000       (700,000)             -

Issuance of shares for
  cash at $.20 per share,
  May 2001                               -          -          50,000           50        9,950              -              -

Net loss for the period ended
  May 31, 2001                           -          -               -            -            -              -         (8,900)
                                ----------    ----------   ----------  ----------    ----------     ----------     ----------
BALANCE, May 31, 2001                    -    $     -       5,050,000   $    5,050   $  704,950     $ (700,000)    $   (8,900)
                                ==========    ==========   ==========  ===========   ==========     ==========     ==========






                 The accompanying notes are an integral part of
                           this financial statement.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                         NET INCREASE (DECREASE) IN CASH

                                                                                                     From Inception
                                                                                                     on May 2, 2001
                                                                                                     Through May 31,
                                                                                                          2001
                                                                                                     --------------
Cash Flows Provided by Operating Activities:
   Net loss                                                                                          $      (8,900)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
     Changes in assets and liabilities
       Increase in accounts payable                                                                              -
                                                                                                     -------------
          Net Cash (Used) by Operating Activities                                                           (8,900)
                                                                                                     -------------
Cash Flows Provided by Investing Activities                                                                      -
                                                                                                     -------------
     Net Cash Provided by Investing Activities                                                                   -
                                                                                                     -------------
Cash Flows Provided by Financing Activities:

   Proceeds from issuance of common stock                                                                   10,000
                                                                                                     -------------

     Net Cash Provided by Financing Activities                                                              10,000
                                                                                                     -------------
Net Increase in Cash                                                                                         1,100

Cash at Beginning of Period                                                                                      -
                                                                                                     -------------
Cash at End of Period                                                                                $       1,100
                                                                                                     -------------

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                                                        $           -
     Income taxes                                                                                    $           -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period ended May 31, 2001:
         The Company issued 5,000,000 shares of common stock for a $700,000 subscription receivable.





                 The accompanying notes are an integral part of
                           this financial statement.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Clear Capital Holdings, Inc. (the Company) was organized under the laws of the State of Utah on May 2, 2001. The Company was organized as a subsidiary of The Murdock Group Holding Corp. (MGHC) to be engaged in the business of acquiring small businesses and real estate assets and all other classes and kinds of products and services connected in any way therewith in general. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $646 and were expensed during the period ended May 31, 2001.

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 5]

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes. [See Note 3]

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 50,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at May 31, 2001.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

     Common Stock - The Company has authorized 300,000,000 shares of common stock with a par value at $.001. During May 2001, in connection with its organization, the Company issued 5,000,000 shares of its previously authorized, but unissued common stock for a $700,000 subscription receivable (or $.14 per share).

     Private Offering of Common Stock - During 2001, the Company made a private offering of 1,000,000 shares of its previously authorized but unissued common stock at an offering price of $.20 per share. As of May 31, 2001 50,000 shares have been issued for cash of $10,000.
     Stock Options - During the periods presented in the accompanying financial statements the Company has granted options under the Company's Stock Options Plan. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans or other agreements. Had compensation cost for the Company's stock option plan and agreements been determined based on the fair value at the grant date for awards in 2001 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                                    2000
                                                               --------------
         Net Loss                        As reported           $      (8,900)
                                         Proforma              $    (347,900)

         Basic earnings per share        As reported           $         .00
                                           Proforma            $        (.07)

     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended May 31, 2001 risk-free interest rate of 5.5% expected dividend yield of zero, expected life of 7 years, and expected volatility 100%.

     Stock Option Plan - During May 2001, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients). The total number of shares of common stock available under the Plan may not exceed 3,500,000. At May 31, 2001, total options available to be granted under the Plan amounted to 1,500,000.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

     A summary of the status of the options granted under the Company's stock option plan and other agreements at May 31, 2001, and changes during the Period then ended is presented below:

                                                                      May 31, 2001
                                                                   -----------------------
                                                                          Weighted Average
                                                               Shares      Exercise Price
                                                              --------      -------------
     Outstanding at  beginning of period                              -           -
     Granted                                                  2,000,000     $   .20
     Exercised                                                        -           -
     Forfeited                                                        -           -
     Expired                                                          -           -
                                                               --------     --------------
     Outstanding at end of Period                             2,000,000     $   .20
                                                               --------     --------------
     Weighted average fair value of options granted
       during the year                                                      $ .1695
                                                                            --------------

     A summary of the status of the options outstanding under the Company's stock option plans and employment agreements at May 31, 2001 is presented below:

                                             Options Outstanding                           Options Exercisable
                           -------------------------------------------------------   -------------------------------
          Range of                        Weighted-Average       Weighted Average                   Weighted-Average
          Exercise          Number            Remaining              Exercise          Number           Exercise
           Prices         Outstanding     Contractual Life             Price         Exercisable          Price
         ----------        -----------    -----------------      -----------------   -----------      --------------
             $.20            2,000,000          7 years              $.20               2,000,000       $.20

NOTE 3 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at May 31, 2001, unused operating loss carryforwards of approximately $8,900 which may be applied against future taxable income and which expires in 2020. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $3,000 as of May 31, 2001, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $3,000 during 2001.

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:


                                                                 From Inception
                                                                    on May 2,
                                                                  2001 Through
                                                                     May 31,
                                                                      2001
                                                                  ----------

         Loss from continuing operations
         available to common shareholders
         (numerator)                                               $    (8,900)
                                                                   ===========
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                               5,050,000
                                                                   ===========
     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of dilutive loss per share.

NOTE 6 - SUBSEQUENT EVENTS

     Common Stock Issuances - The Company issued 2,066,667 shares of common stock to MGHC for a $1,550,000 subscription receivable ($.75 per share) paid through the acquisition of LLI (See Below).

     During June 2001, the Company issued an additional 950,000 shares of common stock in connection with its private placement for $190,000 in cash ($.20 per share).

     The Company issued 130,749 shares of common stock valued at $98,062 ($.75 per share) to MGHC in connection with the acquisition of a building (See Below).

                          CLEAR CAPITAL HOLDINGS, INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SUBSEQUENT EVENTS [Continued]

     Purchase of Assets - On June 5, 2001, the Company purchased Larson Limestone, Inc. (LLI) a Utah Corporation doing business as Pelican Point Rock Products, Inc. LLI owns and operates a 90- acre limestone quarry in Utah. LLI was acquired through a triangle reorganization wherein MGHC issued 64,285,714 common shares to the owners of LLI in payment of subscription receivables of $2,250,000 owed the Clear Capital Holding, Inc. The Company assumed $1,750,000 and $2,486,000 in debt on the related property, issued a $414,000 note payable and paid cash of approximately $88,358.

     During June 2001, the Company acquired a building located in Midvale, Utah and the related furniture and equipment through the issuance of 130,749 common shares to MGHC for the 3,922,455 common shares issued in payment of $98,061 in liabilities owed on the property; assuming debt and other liabilities totaling $335,276 and paid cash of $17,148.